Exhibit 99.1

MEI Pharma Announces Planned Departure of Chief Financial Officer Brian

Drazba and Appointment of Justin File as Successor

SAN DIEGO, June 13, 2023 – MEI Pharma, Inc. (NASDAQ: MEIP) (the “Company”), a clinical-stage pharmaceutical company focused on advancing new therapies for cancer, today announced that, consistent with the Company’s succession planning, Brian Drazba’s tenure as Chief Financial Officer of the Company will end no later than September 1, 2023, and the Company has hired Justin (Jay) File as his successor. Mr. File joined the Company on June 12, 2023 as Executive Vice President, Finance and will be appointed Chief Financial Officer upon Mr. Drazba’s departure.

“Brian has been a true asset to MEI providing invaluable fiscal and business leadership as we advanced our clinical programs and executed various transactions, including multiple partnering deals and equity financings. It has been a privilege working with him, and he will be missed by the MEI team,” stated David M. Urso, president and chief executive officer of MEI Pharma. “Replacing Brian will be Jay File, who has demonstrated the knowledge and experience we need to support our success as we move to the next chapter of MEI’s growth. I look forward to having Jay as a partner and I expect he will fit in seamlessly as an essential part of the team as we work to advance our pipeline of promising candidates to benefit patients with cancer and build value for shareholders.”

“I am honored to join the capable leadership team at MEI, and look forward to contributing my experience and knowledge to meaningfully contribute to the Company’s future progress,” said Mr. File. “MEI is well positioned to advance it’s potential first-in-class oncology drug candidates with important data readouts over the next year and which hold significant opportunity to benefit patients and create value for shareholders. I look forward to working with the team to execute on our business strategy and support this important work.”

Mr. File has 30 years of experience in accounting and finance, working in both public and private companies. He has a diverse range of experience, having worked in various industries, including the life sciences industry for the past 16 years. From 2015 to 2023, Mr. File was the Chief Financial Officer of Evofem Biosciences, Inc., a women’s health company that developed and commercialized Phexxi®, a nonhormonal contraceptive for women. While at Evofem he helped bring the company public through a reverse merger and was responsible for overseeing corporate finance and accounting, information technology and investor relations. Previously, Mr. File provided executive financial and accounting oversight consulting services to biotechnology companies, and before that led accounting operations and reporting at

Sequenom, Inc., a molecular diagnostic company. He additionally served as Treasurer of Sequenom’s diagnostic subsidiary. Before joining industry, Mr. File worked for approximately ten years in public accounting, primarily with Arthur Andersen LLP. Mr. File graduated from Central Washington University with a Bachelor of Science in Accounting and Business Administration. He is a Certified Public Accountant (inactive).

Inducement Grants Under Nasdaq Listing Rule 5635(c)(4)

The Company additionally today announced the grant of an inducement stock option for 53,302 shares of the Company’s common stock to Mr. File, effective as of June 12, 2023, with an exercise price of $7.35 per share. Pursuant to Mr. File’s employment agreement, a second inducement stock option grant will be made to Mr. File on the date of closing of the merger between Infinity Pharmaceuticals, Inc. and the Company (the “Merger”), contingent on the consummation of the Merger and subject to Mr. File being employed by or providing services to the Company or an affiliate at the closing date of the Merger. The second inducement grant will equal 0.8% of the outstanding shares of the Company on the closing date of the Merger, less 53,302 shares, and will have an exercise price equal to the Nasdaq closing price per share of Company common stock on the closing date of the Merger. The inducement grants are being made pursuant to the MEI Pharma, Inc. 2021 Inducement Grant Equity Compensation Plan, with vesting over a 4 year period, full vesting on a change in control, and other terms and conditions consistent with grants made to other senior executives of the Company. The stock options were granted as a material inducement to Mr. File accepting employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). The stock options were approved by the Compensation Committee of the Board of Directors in reliance on the employment inducement exception under Nasdaq Rule 5635(c)(4), which requires that grants relying on this exception be disclosed promptly in a press release.

About MEI Pharma

MEI Pharma, Inc. (Nasdaq: MEIP) is a pharmaceutical company focused on developing potential new therapies for cancer. MEI Pharma’s portfolio of drug candidates includes clinical stage candidates with differentiated mechanisms of action intended to address unmet medical needs and deliver improved benefit to patients, either as standalone treatments or in combination with other therapeutic options. For more information, please visit www.meipharma.com. Follow us on Twitter @MEI_Pharma and on LinkedIn.

Forward-Looking Statements

Under U.S. law, a new drug cannot be marketed until it has been investigated in clinical studies and approved by the FDA as being safe and effective for the intended use. Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding: the potential, safety, efficacy, and regulatory and clinical progress of zandelisib and our other product candidates, including the anticipated timing for initiation of clinical trials and release of clinical trial data and our expectations surrounding potential regulatory submissions, approvals and timing thereof, our business strategy and plans; and the sufficiency of our cash, cash equivalents and short-term investments to fund our operations. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to our failure to successfully commercialize our product candidates; the availability or appropriateness of utilizing the FDA’s accelerated approval pathway for our product candidates; final data from our pre-clinical studies and completed clinical trials may differ materially from reported interim data from ongoing studies and trials; costs and delays in the development and/ or FDA approval, or the failure to obtain such approval, of our product candidates; uncertainties or differences in interpretation in clinical trial results; adverse effects on the Company’s business as a result of the restatement of our previously issued financial statements; uncertainty regarding the impact of rising inflation and the increase in interest rates as a result; the impact of the COVID-19 pandemic on our industry and individual companies, including on our counterparties, the supply chain, the execution of our clinical development programs, our access to financing and the allocation of government resources; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

Contacts:

David A. Walsey

Tel: 858-369-7104

investor@meipharma.com

Joele Frank, Wilkinson Brimmer Katcher

Dan Katcher / Aaron Palash

Tel: 212-355-4449

MEIP-jf@joelefrank.com